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                                                                 EXHIBIT 10.3(c)


                               AMENDMENT NO. 1 TO
                           SECOND AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                  This Amendment No. 1 to Second Amended and Restated Employment Agreement (this "Agreement") is made and entered into as of the 26th day of August, 1998, by and between Aames Financial Corporation, a Delaware corporation (the "Parent"), and Cary H. Thompson, an individual ("Executive"), with reference to the following:

                                    RECITALS

                  WHEREAS, Executive and the Company entered into an Employment Agreement as of March 11, 1996 as a material inducement to Executive to accept employment with the Company;

                  WHEREAS, Executive and the Company entered into an Amended and Restated Employment Agreement as of June 21, 1996 to clarify the intent of the parties and a Second Amended and Restated Agreement as of May 8, 1997 to reflect Executive's new position as Chief Executive Officer of the Company and revised compensation arrangement (the "Second Amended Agreement"); and

                  WHEREAS, Executive and the Company desire to amend the Second Amended Agreement for the purpose of modifying the vesting of Options in the event of a Change of Control.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and agreements contained in the Second Amended Agreement, the parties hereto agree as follows:

                  1. Section 6(c)(ii) is amended in its entirety to read as follows:

                                    ii)     Executive may (but shall not be
obligated to) terminate this Agreement effective 30 days after the giving of such notice given at any time within two years following a Change in Control. In the event that Executive elects to terminate this Agreement pursuant to this
Section 6(c)(ii), Executive shall be entitled to receive the Separation Package. In addition, all Options then held by Executive which are not yet vested shall vest as of the date of the Change in Control. Further, all Options that have become exercisable as of the date of such Change in Control (including those which do so as a result of the provisions of the preceding sentence) shall remain so for the entire remaining term of the Options. The option provided for in this Section 6(c)(ii) shall be applicable with respect to



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each Change in Control notwithstanding Executive's failure to exercise such option with respect to any prior Change in Control.

                  2. Capitalized terms used herein have the meanings ascribed to such terms in the Second Amended Agreement. Except as otherwise amended hereby, the Second Amended Agreement remains in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to Second Amended and Restated Employment Agreement as of the day and year first above written.



                                            AAMES FINANCIAL CORPORATION,
                                            a Delaware corporation


                                                 /s/ BARBARA S. POLSKY
                                            ----------------------------------
                                            By:      Barbara S. Polsky
                                            Its:     Executive Vice President



                                            EXECUTIVE


                                                   /s/ CARY H. THOMPSON
                                            ----------------------------------
                                            Cary H. Thompson


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